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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]



                                            June 13, 1996

HILLS STORES COMPANY
15 Dan Road
Canton, Massachusetts 02021

Gentlemen:

         We have acted as special counsel to Hills Stores Company, a Delaware corporation (the "Company"), and its subsidiaries, Hills Department Store Company, a Delaware corporation, Canton Advertising, Inc., a Massachusetts corporation, Corporate Vision, Inc., a Massachusetts corporation, C.R.H. International, Inc., an Ohio corporation, HDS Transport, Inc., an Ohio corporation, and Hills Distributing Company, a Delaware corporation (collectively, the "Guarantors"), in connection with the preparation and filing of their Registration Statement on Form S-4 (File No. 333-05003), as amended by Amendment No. 1 thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by the Company of up to $195,000,000 aggregate principal amount of its 12 1/2% Senior Notes due 2003, Series B (the "Series B Notes") and the related guarantees of the Notes by the Guarantors (the "Subsidiary Guarantees"). The Series B Notes and the Subsidiary Guarantees will be issued under an Indenture dated as of April 19, 1996 (the "Indenture") among the Company, as issuer, and Hills Department Store Company, Canton Advertising, Inc., Corporate Vision, Inc., C.R.H. International, Inc., HDS Transport, Inc., and Hills Distributing Company, as guarantors, and Fleet National Bank, as trustee, which has been filed as an exhibit to the Registration Statement.

         For purposes of this opinion we have reviewed the charters and by-laws of the Company and the Guarantors, each as amended to date. We have also examined records of corporate proceedings of the Company and the Guarantors, certificates of public officials and such other documents as we have deemed necessary to enable us to render this opinion.

         In such examination, we have assumed that the signatures of persons signing documents are genuine and authorized (other than persons signing on behalf of the Company), the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified or photostatic copies.
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HILLS STORES COMPANY
June 13, 1996
Page 2


         To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that Fleet National Bank, as trustee under the Indenture (the "Trustee"), is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         The opinions expressed below are qualified to the extent that (A) the legality, validity or enforceability of any provisions of any of the Series B Notes or the Subsidiary Guarantees or of any agreement or instrument or of any right granted thereunder may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar law of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally, (B) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, and (C) equitable principles may be applied in construing or enforcing the provisions of the Series B Notes or the Subsidiary Guarantees or of any other instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law).

         The opinions hereinafter expressed in paragraph 2 are further qualified in that we express no opinion as to the enforceability of the Subsidiary Guarantees to the extent that (A) any Guarantor has not itself received value as a result of entering into its Subsidiary Guarantee or (B) any Subsidiary Guarantee or payment by a Guarantor pursuant thereto may be considered a distribution under Massachusetts General Laws, c. 156B, Section 45, a dividend or distribution under Ohio General Corporation Law Section 1701.33, or a dividend or other distribution under Delaware common law.

         We have assumed that each of the Company and the Guarantors (A) is not, and following completion of the transactions contemplated by the Registration Statement will not be, "insolvent" as such term is defined in Section 101 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), and in Section 2 of the Uniform Fraudulent Conveyances Act of Massachusetts (Massachusetts General Laws, c. 109A) (the "Fraudulent Conveyances Act"), (B) is not, and following completion of the transactions contemplated by the Registration Statement will not be, left with unreasonably small capital within the meaning of Section 548 of the Bankruptcy Code and in Section 5 of the Fraudulent Conveyances Act, and
(C) in entering into and carrying out its obligations under the Indenture and all other documents relating to its or their indebtedness, does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as they mature within the meaning of Section 548 of the Bankruptcy Code and Section 6 of the Fraudulent Conveyance Act.
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HILLS STORES COMPANY
June 13, 1996
Page 3


         Our opinion regarding the corporate power or authority or due authorization of HDS Transport, Inc. or C.R.H. International, Inc. to execute, deliver or carry out the terms of any of the Subsidiary Guarantees is based on our review of a compilation prepared by Prentice Hall Legal & Financial Services of the corporate law of Ohio and not upon any special expertise in the laws of such jurisdiction.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware. To the extent that the opinions expressed below may require application of any other laws of any other state, we have assumed that the applicable laws of such state are the same as the laws of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Series B Notes have been duly authorized for issuance by all necessary corporate action on the part of the Company and, (i) when the Registration Statement has become effective under the Act, and (ii) when duly executed and authenticated as provided in the Indenture and upon delivery in exchange for currently outstanding securities of the Company as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

         2. The Subsidiary Guarantees to be endorsed on the Series B Notes have been duly authorized for issuance by all necessary corporate action on the part of the Guarantor party thereto and, (i) when the Registration Statement has become effective under the Act, and (ii) when duly executed and authenticated as provided in the Indenture and upon delivery in exchange for currently outstanding securities of each of the Guarantors as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus contained in such Registration Statement. This opinion may not be relied upon by, or furnished to, any other person, firm or corporation.

                                              Very truly yours,

                                              FOLEY, HOAG & ELIOT LLP

                                              By: /s/ Mark L. Johnson
                                                  ---------------------
                                                  A Partner